                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            NABORS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                  NABORS LOGO

                                                                    May 29, 2002

Dear Nabors Stockholder:

     As you already know, the vote on Nabors' reincorporation merger whereby your company will change its jurisdiction of incorporation from Delaware to Bermuda will be held at a special meeting of stockholders on Friday, June 14, 2002. With the meeting date approaching, we wanted to provide you with information on a recent development and to give you every opportunity to make sure your vote is cast at the meeting.

     We believe this reorganization will facilitate growth, and enhance stockholder value, by enabling Nabors to gain business, financial and strategic advantages that are not available under our current corporate structure. The reorganization should enhance our access to international capital markets and our competitiveness regarding international opportunities. It should also increase our operational flexibility and improve our global tax position and cash flow. Additionally, the company should be a more attractive investment alternative to a wider range of investors. We believe the reorganization will allow us to compete more effectively on a global scale.

     Recently a stockholder of Nabors filed a civil complaint against Nabors Industries, Inc. (which we refer to as Nabors Delaware), Nabors Industries Ltd. (which we refer to as Nabors Bermuda) and the board of directors of Nabors Delaware in the United States District Court of the Southern District of Texas, Houston Division. The complaint makes various allegations relating to the reincorporation and our proxy statement/ prospectus and, among other things, seeks to obtain a preliminary and permanent injunction against the stockholder vote regarding the reincorporation merger and to obtain monetary damages. A detailed summary of the complaint is included in the proxy statement/prospectus supplement which begins on the reverse side of this letter.

     We believe the complaint is wholly without merit and Nabors Delaware, its board of directors and Nabors Bermuda intend to defend themselves vigorously against this lawsuit. Although you should consider the attached supplement carefully in considering how to vote on adoption of the merger agreement, we continue to believe that reincorporation in Bermuda is an important step for the company and we remain committed to the transaction. The board of directors of Nabors Delaware has unanimously approved the merger agreement and recommends you vote "FOR" its adoption.

     In order to give you every opportunity to vote before the June 14, 2002 meeting, we are providing you with another proxy card. If you have already voted and do not wish to change your vote or revoke your proxy, you do not need to take any action. If you have not yet voted or if you have already voted and wish to change your vote or revoke your proxy, you can use either the enclosed proxy card or the proxy card sent with the original proxy statement/prospectus dated May 10, 2002. Even if you own only a few shares, your vote is very important.

     The special meeting will be held on Friday, June 14, 2002 at the Sofitel Hotel, 425 N. Sam Houston Parkway E., Houston, Texas 77060. If you have any questions or need assistance in voting your shares, please call Georgeson Shareholder Communications Inc. at 800-223-2064. Again, we thank you for your continued support of this important opportunity.

                                          Sincerely,

                                          /s/ Eugene M. Isenberg

                                          EUGENE M. ISENBERG
                                          Chairman of the Board

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF OUR PROXY STATEMENT/PROSPECTUS OR THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  NABORS LOGO
                             ---------------------

                     PROXY STATEMENT/PROSPECTUS SUPPLEMENT
                             ---------------------

     This proxy statement/prospectus supplement is furnished by the board of directors of Nabors Industries, Inc. It amends and supplements our proxy statement/prospectus, dated May 10, 2002, which was first mailed to stockholders of Nabors Industries, Inc. (which we refer to as Nabors Delaware) on May 16, 2002. Our proxy statement/prospectus was provided in connection with the solicitation of proxies by our board of directors for the special meeting of stockholders of Nabors Delaware to be held on Friday, June 14, 2002 at the Sofitel Hotel, 425 N. Sam Houston Parkway E., Houston, Texas 77060. As discussed in our proxy statement/prospectus, the special meeting will be held to consider the adoption of the Agreement and Plan of Merger, substantially in the form attached to our proxy statement/prospectus as annex I, among Nabors Delaware, Nabors Acquisition Corp. VIII, Nabors Industries Ltd., a Bermuda exempted company (which we refer to as Nabors Bermuda), and Nabors US Holdings Inc., in order to facilitate the reorganization which would effectively change our place of incorporation from Delaware to Bermuda.

     Included with this proxy statement/prospectus supplement is another proxy card for your use if you have not yet voted or if you have already voted and wish to change your vote or revoke your proxy in accordance with the instructions set forth below under "Voting Procedures." If you have already voted and you do not wish to change your vote or revoke your proxy, no action is required by you in connection with this proxy statement/prospectus supplement.

     This proxy statement/prospectus supplement should be read in conjunction with our proxy statement/ prospectus. This proxy statement/prospectus supplement is dated May 29, 2002 and is first being mailed to the stockholders of Nabors Delaware on or about May 30, 2002.

                   CERTAIN LITIGATION -- RECENT DEVELOPMENTS

     On May 23, 2002, Steven Rosenberg filed a legal complaint regarding our proposed change of incorporation from Delaware to Bermuda (we refer to this change of incorporation as the reorganization). The complaint was filed as a purported class action, on behalf of others similarly situated, in the United States District Court of the Southern District of Texas, Houston Division, and names as defendants Nabors Delaware, Nabors Bermuda and all members of the board of directors of Nabors Delaware. The complaint consists of four counts which outline the plaintiff's individual claims in Counts I through III and the plaintiff's class claims in Count IV. The lawsuit, among other things, seeks to obtain a preliminary and permanent injunction against the stockholder vote regarding the reorganization and to obtain monetary damages.

     In Count I of the complaint, the plaintiff alleges that our proxy statement/prospectus contains materially misleading statements and omissions, including allegations regarding (1) the potential risks that the reorganization will not result in favorable tax treatment because Nabors Bermuda and Nabors Delaware will be operated from the United States, (2) the lack of a treaty for reciprocal enforcement of civil judgments between Bermuda and the United States,
(3) the corporate structure of Nabors US Holdings Inc., (4) the limitations on the permissibility of derivative actions under the Bermuda Companies Act, (5) the pro-forma financial position of the company on a post-merger basis, (6) estimates of potential tax benefits in the year the reincorporation is effective, (7) the effects on common stockholders under Bermuda law of compulsory acquisition of shares under the Bermuda Companies Act "scheme of engagement" and its provisions to allow a takeover with the approval of only 75% of the shares voting as one class, (8) the effect on common shareholders of the Bermuda Companies Act provisions for actions by written consent, (9) the objectives of the reorganization and (10) the fact that under the Bermuda Companies Act, a merger or takeover or an amendment to by-laws and certificate of incorporation will only require a majority of all shares. The plaintiff also alleges a lack of disclosure regarding the benefits of the reorganization in comparison to its burdens, the effects of the reorganization on stock options and compensation packages and certain information requirements under Rule 13e-3 of the Securities Exchange Act of 1934 (which we refer to as the Exchange Act).

     In Count II of the complaint, the plaintiff alleges that the proxy ballot provided by us has, in violation of Section 14A, Rule 14a-4(a)(3) and Rule 14a-4(b)(1) of the Exchange Act, tied together separate matters as a package. Such separate matters alleged to be improperly bundled together include (1) the merger, (2) the change in by-laws, (3) the registration and issuance of stock and (4) the reincorporation.

     In Count III of the complaint, the plaintiff alleges that the reorganization is a "Rule 13e-3 transaction" subject to the disclosure requirements of Rule 13e-3 of the Exchange Act and that we have not complied with such disclosure requirements, including but not limited to disclosures required in a Schedule 13E-3.

     In Count IV of the complaint, the plaintiff alleges that the directors of Nabors Delaware have violated their fiduciary duties by, among other things, failing to consider alternatives to the reorganization, failing to obtain an independent fairness opinion or otherwise constitute an independent committee to examine the reorganization and failing to properly consider the tax consequences to Nabors Delaware stockholders in relation to any increase in stockholder value.

     We believe that the lawsuit, including each and every count in the lawsuit, is wholly without merit. We and our directors intend to vigorously defend ourselves against this lawsuit.

                               VOTING PROCEDURES

     Our proxy statement/prospectus is modified as set forth in this proxy statement/prospectus supplement.

     Enclosed with this proxy statement/prospectus supplement is an additional proxy card and return envelope for your use. If you have already voted and you do not wish to change your vote, you do not need to return this second proxy card. If, however, you wish to revoke your proxy and change your vote, you may do so by using any one of the following three methods: (1) send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc. at 17 State Street, New York, New York 10004, stating that you would like to revoke your proxy (this notice must be received prior to the special meeting), (2) complete and submit a new later-dated proxy by marking, signing and mailing the enclosed proxy card (the latest dated proxy actually received prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked) or (3) attend the special meeting and vote in person (please note that simply attending the special meeting will not revoke your proxy). At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

     If you have instructed a broker to vote your shares, you must follow directions from your broker to change those instructions.

     If you have not already voted, you may use either the proxy card originally sent to you with our proxy statement/prospectus or the proxy card included with this proxy statement/prospectus supplement. You do not need to return both proxy cards. If you properly give your proxy and submit it in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the adoption of the Agreement and Plan of Merger or abstain from voting. Adoption of the Agreement and Plan of Merger requires the affirmative vote of holders of a majority of the shares of Nabors Delaware outstanding on the April 17, 2002 record date. Accordingly, abstentions and "broker non-votes" will therefore effectively be counted as votes against adoption of the merger agreement. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by our board of directors. Our board of directors recommends a vote "FOR" the adoption of the Agreement and Plan of Merger.

     To obtain more information or to request another copy of the proxy statement/prospectus, please call Georgeson Shareholder Communications Inc. at 800-223-2064.

                                          By Order of the Board of Directors,

                                          /s/ DANIEL MCLACHLIN

                                          DANIEL MCLACHLIN,
                                          Corporate Secretary

May 29, 2002

NABORS INDUSTRIES, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
JUNE 14, 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Nabors Industries, Inc. ("Nabors") appoints Eugene M. Isenberg and Anthony G. Petrello, or either of them, proxies, with full power of substitution, to vote all shares of common stock of Nabors held of record in the name of the undersigned at the Special Meeting of Stockholders to be held at the Sofitel Hotel, 425 N. Sam Houston Parkway E., Houston, Texas 77060 at 11:00 a.m. on Friday, June 14, 2002, and any adjournments or postponements thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.


         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                   (Please date and sign on the reverse side)
                            o FOLD AND DETACH HERE o

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.



               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1
               ---------------------------------------------------


Item 1. To adopt the Agreement and Plan of Merger       FOR   AGAINST   ABSTAIN
among Nabors Industries, Inc., Nabors Acquisition       ---   -------   -------
Corp. VIII, Nabors Industries Ltd., a Bermuda           [ ]     [ ]       [ ]
exempted company, and Nabors US Holdings Inc.
whereby the company will effectively change its place of incorporation from Delaware to Bermuda by merging Nabors Acquisition Corp. VIII with Nabors
Industries, Inc., which will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Industries Ltd., and pursuant to which each share of Nabors Industries, Inc.
will automatically be converted into the right to receive a share of Nabors Industries Ltd. and all current stockholders of Nabors Industries, Inc.
will become shareholders of Nabors Industries Ltd.





                                    I plan to attend the meeting. [ ]

                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    -------------------------------------------

                                    -------------------------------------------
                                    SIGNATURE(S)                      DATE


                            o FOLD AND DETACH HERE o

                               THIS IS YOUR PROXY,
                             YOUR VOTE IS IMPORTANT

                     MARK, SIGN AND DATE YOUR PROXY CARD AND
                     RETURN IT IN THE POSTAGE-PAID ENVELOPE.